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LINDSAY A. ROSENWALD                     J. JAY LOBELL
Chairman of the Board                    Chief Executive Officer
Paramount Acquisition Corp.              Paramount Acquisition Corp.
212-554-4300                             212-554-4300

FOR IMMEDIATE RELEASE

                           PARAMOUNT ACQUISITION CORP.
                        COMPLETES INITIAL PUBLIC OFFERING

     NEW YORK, NEW YORK, October 27, 2005 - Paramount Acquisition Corp. (OTC
Bulletin Board: PMQCU) announced today that it has completed its initial public offering of 8,500,000 units. Each unit consists of one share of common stock and two warrants. The units were sold at an offering price of $6.00 per unit, generating gross proceeds of $51,000,000 to the Company. EarlyBirdCapital, Inc.
acted as lead underwriter for the initial public offering. A copy of the prospectus may be obtained from EarlyBirdCapital, Inc., 275 Madison Avenue,
Suite 1203, New York, New York 10016.

     Audited financial statements as of October 27, 2005 reflecting receipt of the proceeds upon consummation of the initial public offering have been issued by the Company and are included as Exhibit 99.1 to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission.

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